                                                                    EXHIBIT 10.3



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                       OPTION AND ASSET PURCHASE AGREEMENT

                                  by and among

                      LIGAND PHARMACEUTICALS INCORPORATED,

                        MARATHON BIOPHARMACEUTICALS, LLC,

                   520 COMMONWEALTH AVENUE REAL ESTATE CORP.,

                                       and

                                 660 CORPORATION

                            dated as of May 11, 1998





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

                                TABLE OF CONTENTS

                                                                                             Page


ARTICLE 1 DEFINITIONS.........................................................................2
     1.1    Defined Terms.....................................................................2
     1.2    Construction of Certain Terms and Phrases.........................................5

ARTICLE 2 OPTION TO PURCHASE ASSETS PRIOR TO CLOSING DATE.....................................6
     2.1    Grant of Option...................................................................6
     2.2    Exercise of Option, Due Diligence and Closing.....................................6

ARTICLE 3 PURCHASE AND SALE OF ASSETS.........................................................6
     3.1    Purchase and Sale of the Company Assets...........................................6
     3.2    Excluded Assets...................................................................7
     3.3    Assumed Liabilities...............................................................8
     3.4    Option Consideration and Purchase Price...........................................8
     3.5    Allocation of Aggregate Purchase Price............................................8
     3.6    Sales, Use and Other Taxes........................................................9
     3.7    Title.............................................................................9
     3.8    Closing by Buyer..................................................................9

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLERS..........................................11
     4.1    Representations and Warranties of Sellers as of the Date of this
              Agreement and as of the Effective Time.........................................11
     4.2    Representations and Warranties of Sellers as of the Closing......................19

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER............................................22
     5.1    Organization of Buyer............................................................22
     5.2    Authority of Buyer...............................................................23
     5.3    Capital Structure................................................................23
     5.4    SEC Documents; Parent Financial Statements.......................................23
     5.5    Litigation.......................................................................24

ARTICLE 6 COVENANTS OF THE PARTIES...........................................................24
     6.1    Covenants of the Company (and the Members) from the Date of this
              Agreement to the Closing Date.................  ...............................24
     6.2    Covenants of the Company (and the Members) from the Merger Closing to the Closing Date............................................................25
     6.3    Additional Covenants of the Parties..............................................26

ARTICLE 7 CONDITIONS TO THE OBLIGATIONS OF SELLERS...........................................29
     7.1    Representations, Warranties and Covenants........................................29
     7.2    No Actions or Proceedings........................................................29
     7.3    Consents.........................................................................29
     7.4    Closing Deliveries...............................................................29

ARTICLE 8 CONDITIONS TO THE OBLIGATIONS OF BUYER.............................................29
     8.1    Representations, Warranties and Covenants........................................29
     8.2    No Actions or Proceedings........................................................30
     8.3    Consents.........................................................................30
     8.4    Closing Deliveries...............................................................30

ARTICLE 9 ACTIONS BY THE PARTIES AFTER THE CLOSING...........................................30
     9.1    Survival of Representations, Warranties, Etc.....................................30
     9.2    Indemnification..................................................................30

ARTICLE 10 MISCELLANEOUS.....................................................................33
     10.1   Termination......................................................................33
     10.2   Notices..........................................................................34
     10.3   Entire Agreement.................................................................35
     10.4   Waiver...........................................................................35
     10.5   Amendment........................................................................36
     10.6   No Third Party Beneficiary.......................................................36
     10.7   Assignment; Binding Effect.......................................................36
     10.8   Headings.........................................................................36
     10.9   Severability.....................................................................36
     10.10  Governing Law....................................................................36
     10.11  Consent to Jurisdiction and Forum Selection......................................36
     10.12  Confidentiality..................................................................37
     10.13  Expense..........................................................................37
     10.14  Counterparts.....................................................................37

                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A                   Certificate of Officer of Buyer
Exhibit B                   Bill of Sale
Exhibit C                   General Assignment
Exhibit D                   Intellectual Property Assignment
Exhibit E                   Certificate of Officer of the Company
Exhibit F                   Certificate of each of the Members
Exhibit G                   Certificate of the Secretary of the Company


                                    SCHEDULES

Schedule 3.1 (i)            Equipment, etc...
Schedule 3.1(ii)            Customer Lists and Accounts
Schedule 3.1(iii)           Assumed Contracts
Schedule 3.1(iv)            Permits
Schedule 3.1(vii)           Accounts Receivable
Schedule 3.3                Assumed Liabilities
Schedule 3.5                Purchase Price Allocation

Schedule 6.13               Selected Employees

Disclosure Schedules

                       OPTION AND ASSET PURCHASE AGREEMENT

        This Option and Asset Purchase Agreement (this "AGREEMENT") is made and entered into as of May 11, 1998, by and among LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation ("Buyer"), MARATHON BIOPHARMACEUTICALS, LLC, a Massachusetts limited liability company (the "Company"), 520 COMMONWEALTH AVENUE REAL ESTATE CORP., a Massachusetts corporation ("520 Commonwealth"), and 660 CORPORATION, a Massachusetts corporation ("660 Corporation," and together with 520 Commonwealth and the Company, "Sellers").


                                    RECITALS

        WHEREAS, the Company is in the business of biotechnical research, development and manufacture of pharmaceutical and healthcare related products (the "Business");

        WHEREAS, 660 Corporation and 520 Commonwealth are the sole members of the Company (collectively, the "Members");

        WHEREAS, the Company conducts the Business in leased premises located in Hopkinton, Massachusetts (the "Facility");

        WHEREAS, the Company is a party to that certain Service Agreement, dated as of February 14, 1997 (the "Service Agreement"), by and between Seragen, Inc., a Delaware corporation ("Seragen"), and BU, of which the Company is an assignee, whereby the Company provides certain services at the Facility to Seragen as described in the Service Agreement;

        WHEREAS, concurrently with the execution of this Agreement, Buyer, Seragen and Knight Acquisition Corporation, a Delaware corporation ("Knight"), are entering into an Agreement and Plan of Reorganization (the "Merger Agreement") and other transactions contemplated therein, whereby, among other things, Seragen will become a wholly owned subsidiary of Buyer;

        WHEREAS, concurrently with the execution of this Agreement, Buyer, Seragen, the Company and the Members are entering into an Extension Option Agreement (the "Option Agreement") whereby the Company and the Members will grant to Buyer and Seragen an option to extend the closing under this Agreement, subject to certain terms and conditions;

        WHEREAS, Buyer desires to purchase, and Sellers desire to sell, substantially all the assets of the Company used in the Business; and

        WHEREAS, as a condition to Buyer's execution of the Merger Agreement and consummation of the transaction contemplated therein, Sellers have agreed to sell to Buyer substantially all of the assets of the Business pursuant to the terms and conditions of this Agreement.


                                       1.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

1.1 DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

                        "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration, Order, inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority.

                        "ADVERSE CONSEQUENCE" means all Actions or Proceedings, hearings, investigations, charges, complaints, claims, demands, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlements, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses that would have an Adverse Affect on the Company.

                        "ADVERSE EFFECT" means, for any Person, a material adverse effect whether individually or in the aggregate (i) on the business, operations, financial condition, Assets and Properties, Liabilities or prospects of such Person, or (ii) on the ability of such Person to consummate the transactions contemplated hereby.

                        "AFFILIATE" means, with respect to any Person (as defined below), another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

                        "ASSETS AND PROPERTIES" and "ASSETS OR PROPERTIES" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                        "BENEFIT PLAN" means any Plan (as defined below) established, arranged or maintained by the Company or any group of which the Company is or was a member, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, manager, officer, director or former employee, officer or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.



                                       2.

                        "BOOKS AND RECORDS" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations or condition of such Person.

                        "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California or the Commonwealth of Massachusetts are authorized or obligated to close.

                        "CLOSING" has the meaning described in Section 3.8 of this Agreement.

                        "CLOSING DATE" means the date described in Section 3.8 of this Agreement.

                        "CODE" means the Internal Revenue Code of 1986, as amended.

                        "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property (as hereinafter defined) that is owned by, or licensed to, the Company.

                        "DEFINED BENEFIT PLAN" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

                        "DISCLOSURE SCHEDULE" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in Article 3 hereof and certain other information called for by this Agreement.

                        "ENCUMBRANCE" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

                        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                        "ERISA AFFILIATE" means any entity which is a member of a "controlled group of corporations" or which is or was under "common control" with the Company as defined in Section 414 of the Code.

                        "FINANCIAL STATEMENTS" means the unaudited balance sheet of the Company as of March 31, 1998, and the related unaudited statement of income and retained earnings for the Company for the three-month period ended March 31, 1998.

                        "GAAP" means generally accepted accounting principles, applied in a manner consistent with the past practices of the Company.

                        "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

                        "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and



                                       3.

applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world;
(v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;
(vi) all databases and data collections and all rights therein throughout the world; and (vii) any similar or equivalent rights to any of the foregoing anywhere in the world.

                        "KNOWLEDGE OF SELLERS" or "KNOWN TO SELLERS" means (i) the knowledge of Ms. Elizabeth Chen, after due inquiry and comprehensive investigation, and (ii) the actual knowledge of each of the Members or any other executive officer or manager of the Company.

                        "LIABILITIES" means any liability (whether known or unknown, whether asserted, or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including but not limited to any liability for Taxes.

                        "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                        "ORDINARY COURSE OF BUSINESS" means such action that is consistent with the past practices of the Company and is taken in the ordinary course of the normal day-to-day operations of the Company.

                        "PERMITS" means all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents granted or issued by any Governmental or Regulatory Authority.

                        "PERMITTED ENCUMBRANCE" means (i) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established and
(ii) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the Business.

                        "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                        "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement

                                       4.

of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                        "QUALIFIED PLAN" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

                        "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; and (iii) registered copyrights and applications for copyright registration.

                        "RETURNS" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Return" means any one of the foregoing Returns.

                        "TAX" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign), (B) any Liability for the payment of any amounts of the type described in (A) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (C) any Liability for the payment of any amounts of the type described in (A) or (B) as a result of any express or implied obligation to indemnify any other person. Notwithstanding the foregoing, solely for purposes of Section 4.25 below, Tax (and the correlative meanings, "Taxes," "Taxable" and "Taxing") shall not include any amount to the extent that (A) an Encumbrance cannot be placed upon any of the Purchased Assets with respect to such amount and the Purchased Assets cannot otherwise be used to satisfy such amount without the consent of Buyer and (ii) neither Buyer nor any of its affiliates can be made directly or indirectly liable with respect to such amount.

     1.2 CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; and (f) the term "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                                       5.

                                   ARTICLE 2
                 OPTION TO PURCHASE ASSETS PRIOR TO CLOSING DATE

     2.1 GRANT OF OPTION. The Company and each Member hereby grant Buyer an irrevocable option to purchase, as a going concern, all of the right, title and interest in and to the Purchased Assets (as defined below), at a date prior to the Closing Date (as defined in Section 3.8 below) which such date shall be determined in Buyer's sole discretion, upon the terms and conditions set forth in this Agreement (the "Option"). The term of the Option shall commence on the date of the closing under the Merger Agreement (the "Merger Closing") shall expire on the earlier of: (i) December 24, 1998 or (ii) the early termination of this Agreement pursuant to Section 10.1 below (the "Option Term").

     2.2    EXERCISE OF OPTION, DUE DILIGENCE AND CLOSING.

               (a) The Option may be exercised by Buyer (or its permitted assignee), in its sole discretion, by delivering written notice (the "Option Notice") to the Company at any time prior to the expiration of the Option Term. Such Option Notice shall specify the proposed time and date of the Closing (as defined in Section 3.8 below) under this Agreement (which shall be not less than thirty (30) nor more than forty (40) days from the date of delivery of the Option Notice and which may be after the expiration of the Option Term (the "Option Closing Date)). The Closing occurring on the Option Closing Date shall be conducted as set forth in Section 3.8 of this Agreement.

               (b) In the event the Closing occurring on the Option Closing Date does not occur, for any reason within forty (40) days from the date of Buyer's delivery of an Option Notice to the Company, this Agreement shall continue in full force and effect until the earlier of: (i) January 31, 1999 (subject to extension pursuant to the Option Agreement) or such other date mutually agreed to; (ii) a successful Closing pursuant to Buyer's delivery of an Option Notice to the Company; or (iii) the early termination of this Agreement pursuant to Section 10.1 below.

                                   ARTICLE 3
                           PURCHASE AND SALE OF ASSETS

     3.1 PURCHASE AND SALE OF THE COMPANY ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, the Company and the Members agree to grant, sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and acquire from the Company and the Members, free and clear of any Encumbrance or adverse claim of any kind whatsoever other than any Permitted Encumbrance, all of the Company's right, title, and interest in and to all assets, properties, rights, leases, fixtures, accessions, claims, contracts and interests of the Company of every kind, type or description, real, personal and mixed, tangible and intangible, wherever located and whether or not specifically referred to in this Agreement, that are used in or pertain to the Business and operations of the Company (the "Purchased Assets"), including without limitation:



                                       6.

               (a) The equipment, leasehold improvements, furniture and fixtures, vehicles and other operating assets owned or leased by the Company and used in the Business as set forth in Schedule 3.1(a) attached hereto;

               (b) all customer lists and customer accounts owned by the Company as set forth in Schedule 3.1(b) attached hereto (the "Customer Lists and Accounts");

               (c) all of the Company's right, title and interest in and to the contracts and agreements set forth in Schedule 3.1(c) attached hereto (the "Assumed Contracts");

               (d) all Permits issued to or held by the Company necessary or incidental to the conduct of the Business set forth in Schedule 3.1(d) attached hereto (the "Permits");

               (e) all the operating data, books, fles, documents and records of the Company relating to the Business (the "Company Records");

               (f) all prepaid expenses, deposits (other than lease security deposits, if any) and deferred items in effect as of the Closing Date and from which Buyer may derive future benefit;

               (g) all of the Company's rights to the name "Marathon Biopharmaceuticals", all variations thereof and all trademarks, trade names, service marks and goodwill associated therewith (collectively, the "Trademarks"); and

               (h)  the goodwill and going concern value of the Business.

            The Purchased Assets shall include, without limitation, all of 520 Commonwealth's leasehold interest in the Facility and 520 Commonwealth hereby agrees to assign to Buyer all of its right title and interest in such leasehold interest.

     3.2    EXCLUDED ASSETS.

               Notwithstanding Section 3.1 hereof, the Purchased Assets do not include:

              (a) all accounts, accounts receivable, notes and notes receivable of the Business (collectively the "Account Receivables") as of the Closing Date, including without limitation (i) those Accounts Receivables which are not evidenced by instruments or invoices, whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account, together with all instruments and (ii) all documents of title representing any of the foregoing and all right, title, security and guaranties in favor of the Company with respect to any of the foregoing;

               (b) all cash and cash equivalents of the Company as of the Closing Date; and

               (c) any minute books, partnership records and other records of the Company which are not Company Records; provided, however, the Company shall provide Buyer with access to the Books and Records of the Company upon request as necessary to conduct the Business after the Closing Date.




                                       7.

     3.3 ASSUMED LIABILITIES. As of the Closing Date, Buyer agrees to assume, satisfy or perform when due only those liabilities and obligations of the Company listed in Schedule 3.3 attached hereto (the "Assumed Liabilities"). Other than the Assumed Liabilities, Buyer shall not assume, or be deemed to have assumed or guaranteed, or otherwise be responsible for any liability, obligation or claims of any nature of the Company, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, or whether arising out of acts or occurrences prior to, at or after the date hereof. Sellers shall remain liable for the payment of Liabilities and obligations to personnel of the Company up to an amount of $250,000 with respect to the notice and continuation coverage requirement of Section 4980B(e) of the Code and regulations thereunder, payroll, overtime, accrued vacation time, holiday time, severance arrangements or worker's compensation of any nature which are accrued but unpaid as of the Closing Date or which accrued as a result of the consummation of the transactions contemplated herein, except for employees who are Selected Employees (as defined below).

     3.4 OPTION CONSIDERATION AND PURCHASE PRICE. As consideration for the grant of the Option, Buyer agrees to pay or cause to be paid to the Company an aggregate of Three Million Dollars ($3,000,000) (the "Option Consideration"), in cash or voting common stock, par value $.001 per share, of Buyer ("Buyer Common Stock"), such form of consideration to be at Buyer's sole option, when the Milestone Consideration is paid pursuant to the Merger Agreement.

              (b)    As consideration for the Purchased Assets, Buyer agrees to
(i) assume the Assumed Liabilities and (ii) pay, or cause to be paid, to the Company an aggregate purchase price of Five Million Dollars ($5,000,000) (the "Purchase Price"), in cash or Buyer Common Stock, such form of consideration to be at Buyer's sole option, at the Closing.

              (c) For purposes of determining the value of the shares of Buyer Common Stock, if any, distributed pursuant to this Section 3.4, Buyer Common Stock, shall be valued as follows:

                    (i) The value of Buyer Common Stock issued as part of the Option Consideration shall be valued at the average of the closing prices of Buyer Common Stock on the Nasdaq National Market for the ten (10) consecutive trading days immediately preceding the date of issuance of such Buyer Common Stock.

                    (ii) The value of Buyer Common Stock issued as part of the Purchase Price shall be valued at the average of the closing prices of Buyer Common Stock on the Nasdaq National Market for the five (5) consecutive trading days immediately preceding the date of issuance of such Buyer Common Stock.

     3.5 ALLOCATION OF AGGREGATE PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as mutually agreed upon by Buyer and Sellers prior to the Closing. Buyer and Sellers agree (i) to report the sale of the Purchased Assets for federal and state Tax purposes in accordance with the mutually agreed-upon allocations and (ii) not to take any position inconsistent with such allocations on any of their respective tax returns.

     3.6 SALES, USE AND OTHER TAXES. Sellers shall be responsible for all sales and use taxes, if any, arising out of the sale of the Purchased Assets to Buyer pursuant to this Agreement.



                                       8.

     3.7 TITLE. Title to the Purchased Assets shall pass to Buyer at the Closing and the Purchased Assets shall be at the risk of the Company prior to the Closing.

     3.8      CLOSING BY BUYER.

              (a) Time and Place. The closing of the transactions contemplated by this Agreement and the related agreements referred to herein (the "Closing") shall occur on the earlier of (i) the Option Closing Date if Buyer exercises the Option pursuant to Article II of this Agreement or (ii) January 31, 1999 (or such later date determined pursuant to the Option Agreement) at 10:00 a.m., at the offices of Mintz Levin Cohn Ferris Glovsky and Popeo PC ("Mintz Levin"), One Financial Center, Boston, Massachusetts 02111, at 10:00 a.m., or such other time and place as the parties may mutually agree (collectively with the Option Closing Date, the "Closing Date").

              (b) Closing Deliveries. At the Closing, Buyer shall have delivered or caused to be delivered:

                    (i) the Purchase Price to the Company by wire transfer in immediately available funds to the account designated by the Company or, if in the form of Buyer Common Stock, by transfer of such stock certificates to be delivered to Seller by Buyer's transfer agent pursuant to the written instructions of Buyer;

                    (ii) a certificate of an officer of Buyer substantially in the form of Exhibit A attached hereto to evidence compliance with Sections 7.1,
7.2 and 7.3 hereof;

                    (iii) a certified copy of the resolutions of the Board of Directors of Buyer approving the transactions contemplated herein;

                    (iv) the Employment Agreements (including a form of release reasonably acceptable to the Company and the Buyer), executed by Buyer (or its designee), as of the Closing Date;

                    (v) an opinion from Brobeck, Phleger & Harrison LLP, Buyer's counsel, in form reasonably acceptable to Sellers and Sellers' counsel; and

                    (vi) such other documents as Sellers may reasonably request for the purpose of facilitating the consummation of the transactions contemplated herein.

              (c) Closing Deliveries by Sellers. At the Closing, Sellers shall have delivered or caused to be delivered to Buyer:

                    (i) possession of all of the Purchased Assets, together will all files, Books and Records relating to the Purchased Assets;

                    (ii) an original Bill of Sale substantially in the form of Exhibit B attached hereto, conveying good and marketable title in all of the Purchased Assets duly executed by the Company;




                                       9.

               (iii) an original Assumption and Assignment Agreement substantially in the form of Exhibit C attached hereto (the "General Assignment") of all of the Purchased Assets, duly executed by the Company;

               (iv) if there is Intellectual Property of the Company, an original Intellectual Property Assignment of all Intellectual Property of the Company, including without limitation that set forth in the Disclosure Schedule of Sellers (the "Intellectual Property Assignment"), substantially in the form of Exhibit D attached hereto, duly executed by the Company;

               (v) a certificate of the Manager of the Company substantially in the form of Exhibit E attached hereto to evidence compliance with Sections
8.1 and 8.2 hereof;

               (vi) a certificate of each of the Members, respectively, substantially in the form of Exhibit F attached hereto to evidence compliance with Sections 8.1 and 8.2 hereof;

               (vii) a certificate of the Manager of the Company substantially in the form of Exhibit G attached hereto;

               (viii) the Employment Agreements (including a form of release acceptable to Buyer), executed by each employee designated by Buyer, as of the Closing Date;

               (ix) all clearance certificates or similar documents which may be required by a Taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price to satisfy or be applied to any Tax obligation of Sellers;

               (x) an opinion from Dionne & Gass, Sellers' counsel, in form reasonably acceptable to Buyer and Buyer's counsel; and

               (xi) such other documents as Buyer may reasonably request for the purpose of facilitating the consummation of the transactions contemplated herein, including without limitation, the Due Diligence Information.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     4.1 REPRESENTATIONS AND WARRANTIES OF SELLERS AS OF THE DATE OF THIS AGREEMENT AND AS OF THE EFFECTIVE TIME.

             As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Sellers jointly and severally represents and warrants to the Buyer as of the date of this Agreement and as of the Closing Date under the Merger Agreement, except as set forth in the Disclosure Schedule furnished to Buyer, specifically identifying the relevant subsection of this Section 4.1, as follows:

              (a) Organization; Qualification and Ownership. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the



                                      10.

Commonwealth of Massachusetts. The Company currently conducts its business exclusively within the Commonwealth of Massachusetts. The Company has the corporate power and authority to own and hold its Assets and Properties and to carry on the Business as currently conducted. Kenneth G. Condon is the Manager of the Company. The Company has the following named officers, each duly elected and qualified by the Manager of the Company as of the date hereof: Elizabeth Chen, President, Ted Owens, Vice President, John Laughlin, Vice President, and Kenneth G. Condon, Treasurer. The Company has delivered to Buyer correct and complete copies of the Company's Certificate of Organization and Operating Agreement, each as amended to date. The Members of the Company are 520 Commonwealth Avenue Real Estate Corp., a Massachusetts corporation, and 660 Corporation, a Massachusetts corporation (collectively, the "Members").

              (b) Limited Liability Company Power and Authority. The Company has the limited liability company power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Company's Manager and the Company's Members. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by the Sellers have been duly executed and delivered by, and constitute the valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws now or hereafter in effect, as well as limitations imposed by general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions and the availability of injunctive relief or other equitable remedies.

              (c) Validity, Etc. Neither the execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements, documents and instruments in compliance with the terms and conditions hereof and thereof will, except as set forth in Section 4.1(c) of the Disclosure Schedule, (i) conflict with or result in any breach of any trust agreement, certificate of organization or operating agreement of any of the Company, (ii) except for approval of the transactions contemplated hereby by the Office of the Attorney General of the Commonwealth of Massachusetts, Public Charities Division, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental or Regulatory Authority or any third party, (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit (other than permits set forth in a Schedule hereto which are not transferable), license or order or any of the terms, conditions or provisions of any mortgage, indenture or note or any material license, agreement or other instrument or obligation to which the Company is a party or by which the Company or its Assets and Properties (including the Purchased Assets) are bound, or (iv) result in the creation of any Encumbrance upon the Purchased Assets.

             (d) Capital Structure. The Members own, beneficially and of record, one hundred percent (100%) of the ownership interests of the Company (the "Membership Interests") in the following percentages: 520 Commonwealth-99%; 660 Corporation-1%. All of the



                                      11.

Membership Interests are duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, conversion rights, rights of exchange or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale of any Membership Interests or any securities convertible into or exchangeable for any Membership Interests. The Members own the Memberships Interests free and clear of all Encumbrances, and have, and on the Closing Date will have, good and valid title to such.

              (e) Authority of the Members. Each Member has all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of such Member is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Each Member is a corporation duly authorized to conduct business and is in good standing under the laws of the Commonwealth of Massachusetts. This Agreement has been duly and validly executed and delivered by each Member and constitutes a legal, valid and binding obligation of each Member, enforceable against each Member in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws now or hereafter in effect, as well as limitations imposed by general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions and the availability of injunctive relief or other equitable remedies.

              (f) No Affiliates. Other than its Members and Trustees of Boston University, the Company does not have any Affiliates; the Company is not a partner in any partnership or a party to a joint venture.

              (g) Consents and Approvals. Except for the approval of the office of the Attorney General of the Commonwealth of Massachusetts, Public Charities Division, and as set forth in Section 4.1(c) or Section 4.1(g) of the Disclosure Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority or third party is required by or with respect to the Sellers in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (h) Financial Statements; Absence of Undisclosed Liabilities. The Company has previously delivered to Buyer the Financial Statements. The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates thereof and for the periods covered thereby; provided, however, that the Financial Statements lack footnotes and certain other presentation items. Except as disclosed in the Financial Statements, there are no Liabilities or claims, nor to Sellers' knowledge, any basis for any Liabilities or claims against the Company, relating to or affecting the Company or the Purchased Assets, other than (i) Liabilities incurred in the Ordinary Course of Business which have not had, and could not be expected to result, individually or in the aggregate, in an Adverse Effect on the Purchased Assets; or (ii) Liabilities incurred under the Contracts (as set forth in Section 4.1(q) of the Disclosure Schedule) as specifically set forth on the face thereof.

                                      12.

              (i) Litigation. Except as set forth in Section 4.1(i) of the Disclosure Schedule, there are no Actions or Proceedings with respect to which the Company has received notice pending or, to the Sellers' knowledge, threatened against or materially affecting the Company (whether or not the Company is a party or a prospective party), at law or in equity, or before or by any Governmental or Regulatory Authority. There are no outstanding Orders against, or materially affecting, the Company of which the Company has received notice, and to the Sellers' knowledge, there are no facts or circumstances which could reasonably be expected to result in institution of any Actions or Proceedings against, involving or affecting the Company or the transactions contemplated hereby. The Company is not in default with respect to any Orders known to or served upon it from any court or of any Governmental or Regulatory Authority.

               (j) Compliance with Law; Current Legislation. The Company is not subject to any Order that adversely affects, individually or in the aggregate, the Purchased Assets or the Business. To Sellers' knowledge, the Company has complied with all laws, rules, regulations and Orders applicable to it in relation to its ownership and operation of the Purchased Assets and the Business. The Sellers are not aware of any existing law, rule, regulation or Order, or of any proposed law, rule, regulation or Order currently pending before any governmental body or agency, whether Federal or state, which would prohibit or restrict the Buyer from, or otherwise adversely affect the Buyer in, owning and operating the Purchased Assets or the Business as presently owned and operated by the Company. The Company has not received any written notice to the effect that, or otherwise have been advised that it is not in compliance with any of such laws, rules, regulations and Orders, where the failure to comply could be expected to result in an Adverse Effect on the Company, its Business or the Purchased Assets.

               (k) Licenses and Permits. Section 4.1(k) of the Disclosure Schedule lists all licenses, permits, pending applications, consents, approvals and authorizations held by the Company of or from any public or governmental agency, used or useable in or otherwise necessary to the operation of the Business or the Purchased Assets (collectively, the "Permits"). Except as noted in Sections 4.1(k) and 4.1(u) of the Disclosure Schedule and as set forth in
Section 4.1(u), the Permits will be duly and validly transferred to the Buyer as of the Closing Date. The Company has complied with all conditions and requirements imposed by the Permits and the Company has not received any notice, and has no reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. Except as set forth in Sections 4.1(k) and 4.1(u) of the Disclosure Schedule, to the Sellers' knowledge no other Permits are necessary to operate the Business. The Company owns or has the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim, and each Permit is in full force and effect. Except as noted in Sections 4.1(k) and 4.1(u) of the Disclosure Schedule and as set forth in Section 4.1(u), no Permit will be terminated or adversely affected by the transactions contemplated hereby.

                (l) Labor and Employee Relations. The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and the Sellers have no knowledge of any attempt to organize any of the Company's employees by any person, unit or group seeking to act as their bargaining agent. Except as set forth in Section 4.1(l) of the Disclosure Schedule, there are no pending or,



                                      13.

to the Sellers' knowledge, threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Company. No union representation elections relating to employees of the Company have been scheduled by any Governmental or Regulatory Authority, no organizational effort is being made with respect to any of such employees, and to Sellers' knowledge there is no investigation of the Company's employment policies or practices by any governmental agency or authority pending or threatened. The Company is not currently, and since January 1, 1998, has not been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Company's employees. The Company has not experienced any work stoppages since January 1, 1998 and to the Sellers' knowledge, no work stoppage has been threatened or is planned.

              (m) Certain Employees. Set forth in Section 4.1(m) of the Disclosure Schedule is a list of the names of the Company's employees and consultants as of the date hereof involved in the management and operation of the Business, together with the title or job classification of each such person and the total compensation (with wages and bonuses, if any, separately detailed) paid in 1997 (if applicable) and the current rate of pay for each such person on the date of this Agreement. Except as set forth in Section 4.1(m) of the Disclosure Schedule, none of such persons has an employment agreement or understanding, whether oral or written, with the Company which is not terminable on notice by the Company without cost or other liability to the Company.

              (n) Employee Benefits. Set forth in Section 4.1(n) of the Disclosure Schedule is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements provided by the Company to which employees of the Company may be entitled. Each "Employee Welfare Benefit Plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), covering any present or former employee of the Company subject to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") complies with all requirements for continuation coverage under group health benefit plans under COBRA and there are no claims against the Company for a failure or alleged failure to comply with the COBRA continuation requirements. Each employee plan which is subject to ERISA conforms to, and its operation and administration are in compliance with, all applicable requirements of ERISA. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any employee plan or against the assets of any employee plan. None of the Company employee plans promises or provides retiree medical or other retiree welfare benefits to any person. The Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to
Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 4.12 of the Code.



                                      14.

              (o)  Purchased Assets.

                    (i) Section 4.1(o) of the Disclosure Schedule sets forth a true and complete list of all tangible personal property owned by the Company with an original purchase price in excess of $25,000 and used or useable in the Business. The tangible personal property included in the Purchased Assets will be, at the Closing, all of the tangible personal property currently owned by the Company and used or useable in the Business. The Company is the owner of all of the right, title and interest in and to, and has good and marketable title, free and clear of all Encumbrances other than Permitted Encumbrances, to the Purchased Assets listed in Section 4.1(o) of the Disclosure Schedule, except as specifically set forth therein. With respect to equipment leased by the Company, all leases, conditional sale contracts, franchises or licenses pursuant to which the Company may hold or use (or permit others to hold or use) such equipment or property are valid and in full force and effect, and to Sellers' knowledge there is not, under any of such instruments, any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. The Company's possession and use of such leased property has not been disturbed and no claim has been asserted against the Company adverse to its rights in such leasehold interests. All Purchased Assets, equipment and property being sold, transferred or assigned hereunder is adequate and usable for the purposes for which it is currently used and is in good operating condition and repair, ordinary wear and tear excepted.

                     (ii) Each of the Assumed Contracts is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and the Company has performed all of its required obligations under, and is not, in any respect, in violation or breach of or default under, any such contract. To the Company's knowledge, the other parties to the Assumed Contracts are not in violation or breach of or default under any such contract.

              (p) Real Property. The Company does not own or hold title to any real property. Section 4.1(p) of the Disclosure Schedule sets forth a true and complete list and description of each parcel of real property leased by the Company and/or 520 Commonwealth and used by the Company in the Business (the "Leased Premises"). Each lease covering a Leased Premises is in full force and effect (there existing no default under any such lease which, with the lapse of time or notice or otherwise, would entitle the lessor to terminate the same), conveys the leased real estate purported to be conveyed thereunder and is enforceable by the Company. The Company has the right to use the Leased Premises in accordance with the terms of such leases free and clear of all Encumbrances, claims or other interests or rights of third parties, except those which do not or would not have an adverse effect on the Leased Premises as used in the operation of the Business. The Company has not received notice of any pending or threatened condemnation or similar proceedings or assessments affecting any of the Leased Premises, nor to the Sellers' knowledge is any such condemnation or assessment contemplated by any governmental authority.

              (q) Outstanding Commitments. Section 4.1(q) of the Disclosure Schedule sets forth a description of all existing material contracts, agreements, commitments, licenses and franchises (other than those which can be canceled upon not more than 30 days notice without penalty to the Company), whether written or oral, relating to the ownership or operation of the



                                      15.

Purchased Assets or the Business (collectively "Contracts"). The Seller has delivered or made available to the Buyer true, correct and complete copies of all of the Contracts which are in writing, and Section 4.1(q) of the Disclosure Schedule contains an accurate and complete description of all Contracts which are not in writing. Except as otherwise disclosed in Section 4.1(q) of the Disclosure Schedule, the Company has paid in full all amounts due as of the date hereof under each Contract requiring payment. All of the Contracts described in
Schedule 4.1(q) are in full force and effect. To Sellers' knowledge, the Company and each other party thereto have substantially performed all the obligations required to be performed by them under such Contracts to date, performance by the Company of any such Contract has not been waived, and the Company has received no notice of default and is not in default (with due notice or lapse of time or both) under any such Contract. The Company has no present expectation or intention of not fully performing all its obligations under each Contract, and the Sellers have no knowledge of any breach or anticipated breach by any party other than the Company to any Contract to which the Company is a party. None of such Contracts has been terminated, no notice has been given by any party thereto of any alleged default by any party thereunder, and the Company is not aware of any intention or right of any party to default another party to any such Contract.

              (r) Intellectual Property Rights. Except for the trademarks, servicemarks or copyrights or the applications for same listed in Section 4.1(r) of the Disclosure Schedule, the Company does not own any Registered Intellectual Property or has not applied for the due registration of any Registered Intellectual Property. To Sellers' knowledge, each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, application, maintenance and renewal fees, as applicable, in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States for the purposes of maintaining such Registered Intellectual Property. The Company has all Intellectual Property necessary to run the Business as currently conducted.

              (s) Proprietary Information of Third Parties. To Sellers' knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of the Business has (i) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the Sellers' knowledge, no person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of the Business has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no person employed by or affiliated with the Company in connection with and during the Company's ownership and operation of the Business has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Sellers have no reason to believe there will be any such employment or violation.



                                      16.

              (t)  [Reserved]

              (u)  Environmental Liability.

              (i) Environmental Substance Liability. To the Sellers' knowledge, no event has occurred or condition exists or operating practice is being employed that could give rise to material liability on the part of the Sellers under existing law for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest and expenses, including closure expenses, costs of assessment, containment, or removal (other than transportation and/or disposal of materials required to be transported or disposed of in the ordinary course of business, remedial work, or monitoring) arising under any presently enacted federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be a result of or in connection with, the following:

                        (A) the handling, storage, use, transportation or
                disposal of any Substances (as hereinafter defined) in or near or from the Leased Premises by the Company or any owner of any property used or owned by the Company;

                        (B) the handling, storage, use, transportation or
                disposal of any Substances by the Company which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of the Company;

                        (C) any intentional or unintentional emission, discharge
                or release of any Substances in, from or near facilities or plants into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in, from or near the Leased Premises; or

                        (D) the presence of any toxic or hazardous building
                materials (including but not limited to asbestos or similar substances) in the Leased Premises, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

             As used in this Section 4.1(u), the term "Substances" shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted Federal, state or local statute or any regulation that has been promulgated pursuant thereto.

                   (ii) Environmental Permits. To the Sellers' knowledge, the Company has obtained and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local government body or agency ("Environmental Permits"), that are required in connection with the discharge or emission of Substances from the Leased Premises or the generation, treatment, storage, transportation or disposal of any such Substances. Such Environmental Permits, which are described in Section 4.1(u) of the Disclosure Schedule, are



                                      17.

currently effective and sufficient for the ownership and operation of the plants and facilities as currently conducted, used or owned by the Company. Notwithstanding any other term or provision hereof, the Sellers make no representation or warranty that the Environmental Permits can be transferred as of the Closing Date, but (A) to Sellers' knowledge, the Environmental Permits may be transferred with the approval of the applicable governmental authority, subject to the satisfaction of the applicable governmental authorities as to the policies and procedures implemented by the Buyer with respect to the Buyer's handling, storage and disposal of Substances in connection with the Buyer's intended use, ownership and operation of the Business, and (B) the Sellers have no reason to believe that the applicable governmental authorities will not be satisfied with the Buyer's policies and procedures in connection with the Buyer's intended use, ownership and operation of the Business and accordingly the Sellers have no reason to believe that the applicable governmental authorities will not in due course consent to the transfer of the Environmental Permits to the Buyer.

                   (v) Taxes. Except as set forth in Section 4.1(v) of the Disclosure Schedule, all federal, state, local and foreign tax returns and tax reports required to be filed by the Company on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. All taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, value added, fuel, employees' income withholding and social security taxes) which have become due or payable or required to be collected by the Company or as otherwise attributable to any periods ending on or before the date hereof and the Closing Date and all interest and penalties thereon, whether disputed or not and whether or not shown on any Return, have been paid or will be paid in full on or prior to the Closing Date, except where the Company has a reasonable basis for determining that the taxes are not then due and payable. All deposits required by law to be made by the Company with respect to employees' withholding taxes have been duly made, and, as of the Closing Date, all such deposits will have been made. No claim or Encumbrance other than a Permitted Encumbrance will be placed upon the Purchased Assets with respect to (i) any Taxes attributable to the ownership or use of the Purchased Assets with respect to periods prior to and including the Closing Date or (ii) any other Taxes (regardless of whether attributable to periods prior to and including the Closing Date) imposed upon the Company or attributable to the actions or activities of the Company. The Company is not presently under, has not received notice of an, nor to the Sellers' knowledge is there any contemplated, investigation or audit by the Internal Revenue Service or any state tax agency. The Company has not taken, or failed to take, any action which could create any tax lien on any of the Purchased Assets. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement and any exhibit or annex hereto, covering any current or former employee of or service provider to the Company that, individually or collectively, could give rise to the payment of any amount by Buyer or its Affiliates that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Purchased Assets consists of stock or securities of another corporation or entity. Neither the Company nor any Member is other than a United States person within the meaning of the Code.

                   (w) Insurance. Section 4.1(w) of the Disclosure Schedule correctly describes (by type, carrier, policy number, limits, premium, and expiration date) the material insurance coverages carried by the Company in connection with its ownership and operation of the



                                      18.

Purchased Assets and the Business. As of the date of this Agreement, there is no material claim by the Company pending under any of the material Company insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such material Company insurance policies have been paid and, to the Company's knowledge, the Company are otherwise in material compliance with the terms of such policies. As of the date of this Agreement, the Company does not know of any threatened termination of, or material premium increase with respect to, any of its material Company insurance policies.

                   (x) Brokers. Sellers have not retained any broker in connection with the transactions contemplated hereunder. Buyer has no and will have no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of any Seller.

                   (y) Disclosure. Neither this Agreement, nor the Disclosure Schedule to this Agreement, contains any untrue statement of a material fact, taken together with all other statements made in this Agreement or the Disclosure Schedule, or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

     4.2 REPRESENTATIONS AND WARRANTIES OF SELLERS AS OF THE CLOSING. As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Sellers jointly and severally represents and warrants to the Buyer as of the Closing hereunder, except as set forth in the Disclosure Schedule furnished to Buyer, specifically identifying the relevant subsection of this Section 4.2, as follows:

               (a) Organization; Qualification and Ownership. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company currently conducts its business exclusively within the Commonwealth of Massachusetts. The Company has the corporate power and authority to own and hold its Assets and Properties and to carry on the Business as currently conducted. Kenneth G. Condon is the Manager of the Company. The Company has the following named officers, each duly elected and qualified by the Manager of the Company as of the date hereof: Elizabeth Chen, President, and Kenneth G. Condon, Treasurer. The Company has delivered to Buyer correct and complete copies of the Company's Certificate of Organization and Operating Agreement, each as amended to date. The Members of the Company are 520 Commonwealth Avenue Real Estate Corp., a Massachusetts corporation, and 660 Corporation, a Massachusetts corporation.

               (b) Corporate Power and Authority. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Company's Manager and the Company's Members. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by the Sellers have been duly executed and delivered



                                      19.

by, and constitute the valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws now or hereafter in effect, as well as limitations imposed by general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions and the availability of injunctive relief or other equitable remedies.

               (c) Validity, Etc. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will, except as set forth in Section 4.1(c) of the Disclosure Schedule, (i) conflict with or result in any breach of any trust agreement, certificate of organization, or operating agreement of any of the Company, (ii) except for approval of the transactions contemplated hereby by the Office of the Attorney General of the Commonwealth of Massachusetts, Public Charities Division, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit (other than permits set forth in a Schedule hereto which are not transferable), license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or its property is bound, or (iv) result in the creation of any Encumbrance other than a Permitted Encumbrance upon the Purchased Assets.

               (d) Capital Structure. The Members own, beneficially and of record, one hundred percent (100%) of the Membership Interests In the following percentages: 520 Commonwealth-99%; 660 Corporation-1%. All of the Membership Interests are duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, conversion rights, rights of exchange or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance or sale (except as contemplated by this Agreement) of any Membership Interests or any securities convertible into or exchangeable for any Membership Interests. The Members own the Membership Interests free and clear of all Encumbrances, and have, and on the Closing Date will have, good and valid title to such.

              (e) Authority of the Members. Each Member has all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of such Member is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Each Member is a corporation duly authorized to conduct business and is in good standing under the laws of the Commonwealth of Massachusetts. This Agreement has been duly and validly executed and delivered by each Member and constitutes a legal, valid and binding obligation of each Member, enforceable against each Member in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws now or hereafter in effect, as well as limitations imposed by general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions and the availability of injunctive relief or other equitable remedies.



                                      20.

              (f) No Affiliates. Other than its Members and Trustees of Boston University, the Company does not have any Affiliates; the Company is not a partner in any partnership or a party to a joint venture.

              (g) Consents and Approvals. Except for the approval of the office of the Attorney General of the Commonwealth of Massachusetts, Public Charities Division, and as set forth in Section 4.1(c) or Section 4.1(g) of the Disclosure Schedule, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority is required by or with respect to the Sellers in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (h) Financial Statements; Absence of Undisclosed Liabilities. The Company has previously delivered to Buyer the Financial Statements. The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates thereof and for the periods covered thereby; provided, however, that the Financial Statements lack footnotes and certain other presentation items.

               (i) Purchased Assets. Section 4.1(o) of the Disclosure Schedule sets forth a true and complete list of all tangible personal property owned by the Company with an original purchase price in excess of $25,000 and used or useable in the Business. The tangible personal property included in the Purchased Assets will be, at the Closing, all of the tangible personal property currently owned by the Company and used or useable in the Business. The Company is the owner of all of the right, title and interest in and to, and has good and marketable title, free and clear of all Encumbrances other than Permitted Encumbrances, to the Purchased Assets listed in Section 4.1(o) of the Disclosure Schedule, except as specifically set forth therein. With respect to equipment leased by the Company, all leases, conditional sale contracts, franchises or licenses pursuant to which the Company may hold or use (or permit others to hold or use) such equipment or property are valid and in full force and effect, and to Sellers' knowledge there is not, under any of such instruments, any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. The Company's possession and use of such leased property has not been disturbed and no claim has been asserted against the Company adverse to its rights in such leasehold interests. All Purchased Assets, equipment and property being sold, transferred or assigned hereunder is adequate and usable for the purposes for which it is currently used and is in good operating condition and repair, ordinary wear and tear excepted.

               (j) Real Property. The Company does not own or hold title to any real property. Section 4.1(p) of the Disclosure Schedule sets forth a true and complete list and description of each Leased Premise. Each lease covering a Leased Premises is in full force and effect (there existing no default under any such lease which, with the lapse of time or notice or otherwise, would entitle the lessor to terminate the same), conveys the leased real estate purported to be conveyed thereunder and is enforceable by the Company. The Company has the right to use the Leased Premises in accordance with the terms of such leases free and clear of all Encumbrances, claims or other interests or rights of third parties, except those which do not or would not have an adverse effect on the Leased Premises as used in the operation of the Business. The Company has not received notice of any pending or threatened condemnation or

                                      21.

similar proceedings or assessments affecting any of the Leased Premises, nor to the Sellers' knowledge is any such condemnation or assessment contemplated by any governmental authority.

               (k) Brokers. Sellers have not retained any broker in connection with the transactions contemplated hereunder. Buyer has no and will have no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of any Seller.

               (l) Disclosure. Neither this Agreement, nor the Disclosure Schedule to this Agreement, contains any untrue statement of a material fact, taken together with all other statements made in this Agreement or the Disclosure Schedule, or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Sellers, as of the date hereof and as of the Closing, as follows:

     5.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have an Adverse Effect upon Buyer. Buyer has full power and authority, and holds all Permits and authorizations necessary, to carry on the business in which it is engaged and to own and use the properties owned and used by it except where the failure to have such power and authority or to hold such license, permit or authorization would not have an Adverse Effect on Buyer.

     5.2 AUTHORITY OF BUYER. Buyer has all necessary corporate power and corporate authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of such Buyer enforceable against Buyer in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     5.3 CAPITAL STRUCTURE. The authorized stock of Buyer consists of 80,000,000 shares of Common Stock, of which 38,503,345 shares were issued and outstanding as of December 31, 1997, and 5,000,000 shares of Preferred Stock, none of which were issued or outstanding as of December 31, 1997. As of December 31, 1997, there were issued and outstanding:



                                      22.

              (a) 38,504,459 shares of Buyer Common Stock;

              (b) no  shares of Preferred Stock;

              (c) options exercisable into 4,068,506 shares of Buyer Common Stock, warrants exercisable into 6,606,094 shares of Buyer Common Stock and an aggregate principal amount of $6,250,000 of convertible promissory notes convertible into shares of Buyer Common Stock; and

              (d) an aggregate principal amount of $50 million 7 1/2% Convertible Subordinated Debentures of Glycomed, Inc., a wholly owned subsidiary of Buyer.

              (e) All such shares, options, warrants, convertible promissory notes and Convertible Subordinated Debentures have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any Encumbrances other than any Encumbrances created by or imposed upon the holders thereof.

              (f) The shares of Buyer Common Stock issuable pursuant to the transactions contemplated in this Agreement, if issued, will be duly authorized, validly issued, fully paid and non-assessable.

     5.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Buyer has furnished or made available to the Company copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") all in the form so filed (all the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the financial position of Buyer at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Buyer accounting policies except as described in the notes to the Buyer Financial Statements.

     5.5 LITIGATION. There are no Actions or Proceedings pending, or as to which Buyer has received any notice of assertion against Buyer, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or which, if determined adversely to Buyer would have an Adverse Effect on Buyer.



                                      23.

                                   ARTICLE 6
                            COVENANTS OF THE PARTIES

     6.1 COVENANTS OF THE COMPANY (AND THE MEMBERS) FROM THE DATE OF THIS AGREEMENT TO THE CLOSING DATE. The Company and each of the Members covenant with the Buyer, in the period from the date of this Agreement to the Closing Date (except as otherwise provided herein), to act, as follows:

              (a) Cooperation. The Company and the Members shall use their commercially reasonable efforts to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

              (b) Access. Until the Closing, the Company shall give Buyer, its attorneys, accountants and other authorized representatives reasonable access, upon reasonable notice and at reasonable times, to the Leased Premises and suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements and commitments relating to the operation of the Business. Buyer agrees that, prior to the Closing, it shall not contact or otherwise communicate with the Company's customers, suppliers or other third parties with whom the Company has a relationship in connection with the Company's ownership and operation of the Purchased Assets and the Business, without in each case obtaining the prior approval of the Company, which approval shall not be unreasonably withheld, delayed or conditioned.

              (c) Insurance. The Company shall maintain insurance policies providing coverage in type and amount substantially similar to its existing policies relating to the ownership and operation of the Purchased Assets and the Business through the Closing.

              (d) Compliance with Laws. The Company shall operate the Business in compliance with all applicable laws, rules, regulations and orders, except for minor failures to be in compliance with applicable laws, rules, regulation and orders that would not, individually or in the aggregate, have a material adverse effect on the Purchased Assets or the operation or condition (financial or otherwise) or prospects of the Business.

              (e) Keeping of Books and Records. The Company shall continue to keep adequate records and books of account, in which complete entries will be made in accordance with its existing accounting principles consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its ownership and operation of the Purchased Assets and the Business.

              (f) Actions Prior to Closing. The Company shall operate the Business, pending the Closing, only in the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not, except in the Ordinary Course of Business, without the prior written consent of Buyer, (i) make any disposition of any Purchased Asset, (ii) enter into any contract or release or relinquish any contract or other right with respect to the ownership or operation of the Purchased Assets or the Business, or (iii) enter into or renew any employment



                                      24.

agreement with any employees or consultants or grant any increases in the compensation or benefits to, or agree to pay any bonus, severance or termination payment or other special compensation to, any employees or consultants involved in the operation of the Business.

              (g) Litigation. The Company will promptly notify Buyer of any lawsuits, claims, proceedings or investigations which are commenced or, to the Sellers' knowledge, threatened against the Company, or against any employee or consultant of the Company, involving in any way the ownership or operation of the Purchased Assets or the Business or which may threaten the consummation by the Company of the transactions contemplated hereby.

              (h) Continued Effectiveness of Representations and Warranties. From the date hereof up to and including the Closing Date, the Company will continue to operate the Business in such manner that the representations and warranties contained in this Agreement by the Company or the Sellers, as the case may be, shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and the consequences of events arising in the Ordinary Course of Business after the date hereof none of which would have an Adverse Effect on the Purchased Assets or the operation or condition (financial or otherwise) or prospects of the Business as presently conducted. Without limiting the foregoing, as of the Closing Date, the Company will have satisfied in full all of its liabilities and obligations thereunder due in the Ordinary Course of Business prior to the Closing.

              (i) Tax Returns. The Company shall cause to be prepared and timely filed all of its required tax returns for all periods up to and including the Closing Date.

       6.2 COVENANTS OF THE COMPANY (AND THE MEMBERS) FROM THE MERGER CLOSING TO THE CLOSING DATE. (a) Except as otherwise contemplated by this Agreement, during the period from the Merger Closing to the Closing Date, without the prior written consent of Buyer, the Company will not, and each of the Members shall to the extent it is in their respective powers cause the Company not to:

                    (i) commence or conduct any new business other than the Business;

                    (ii) create, incur or assume any long-term or short-term debt (including obligations with respect to capital leases), other than in connection with the acquisition of any real property, machinery, equipment or other capital assets with a purchase price not in excess of $30,000 in the aggregate or (i) assume, guarantee, endorse or otherwise become liable or responsible for (whether directly, contingently or otherwise) the obligations of any other Person, other than endorsing negotiable instruments in the Ordinary Course of Business in amounts less than $30,000;

                    (iii) declare, set aside or pay any distribution to any Member (whether in cash or property or any combination thereof);

                    (iv) permit any material insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies with similarly rated insurance



                                      25.

companies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

                    (v) create, organize or otherwise establish any new subsidiary or joint venture;

                    (vi) make any change to its Certificate of Organization, Operating Agreement or other organizational documents;

                    (vii) take any other action which would result in an Adverse Effect on the Company;


                    (viii) agree, whether in writing or orally, whether formally or informally, to engage in any of the actions described in clauses (i) through
(vii) of this Section 6.2.

              (b) The Company shall prepare and deliver to Buyer within fifteen
(15) business days after each month end an unaudited balance sheet, a statement of income and cash flows and detail of general and administrative expenses of the Company for the immediately preceding calendar month during the period from the Merger Closing through the earlier of (i) the Closing Date or (ii) termination pursuant to Section 10.1 of this Agreement.

     6.3 ADDITIONAL COVENANTS OF THE PARTIES. Each of the parties covenants with the others to act, as follows:

              (a) The Company shall allow Buyer or its authorized representatives, at Buyer's own expense during regular business hours, or otherwise with the consent of the Company (which consent shall not be unreasonably withheld), to interview employees of the Company and to make such inspection of the Company and to inspect (and, if applicable, make copies of) Books and Records, plants, offices, warehouses and other facilities of the Company as requested by Buyer or its authorized representatives and reasonably necessary for or reasonably related to the operation of the Business, including historical financial information, concerning the Business; provided, however, that any information obtained from the Members or the Company is subject to the obligations imposed by Section 10.12 below.

              (b) As soon as practicable after execution of this Agreement, Sellers will commence all reasonable action required hereunder to obtain all applicable Permits, consents, approvals and agreements of, and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the full and complete consummation of the transactions contemplated hereby by the Closing Date.

              (c) Each of the parties shall give prompt notice to the other party, of (i) the discovery of a fact or facts of which the notifying party has actual knowledge which cause it or him to conclude that any of the representations, warranties or statements made by it or him or in an any exhibit, schedule or other document delivered pursuant to this Agreement, may be false or misleading or omission of any facts necessary in order to make such representations, warranties or statements not false or misleading; (ii) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty made by them in this Agreement to be untrue or inaccurate any time from the date hereof to the Closing Date; and



                                      26.

(iii) any failure of the notifying party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him hereunder. Each party hereto shall use all reasonable efforts to remedy any failure on its or his part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him hereunder. During the period from the date of this Agreement to the Closing Date, Sellers will promptly notify Buyer of any material change in, or outside of, the normal course of business or operations of the Company and of any Governmental or Regulatory Authority complaints, investigative hearings, or the institution, threat (to the extent Sellers have knowledge of such threat) or settlement of litigation, in each case involving an amount in excess of $150,000 and relating to the Company, and shall keep Buyer fully informed in reasonable detail of such events. The Company shall not enter into any settlements over $150,000 in connection with any such litigation without the prior written consent of Buyer.

              (d) Subject to the terms and conditions of this Agreement, each of the parties hereto will use its commercially reasonable best efforts to take, or cause to be taken, all action, or to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all Persons and Governmental or Regulatory Authorities and removing any injunctions or other impairments or delays or otherwise which are necessary to the consummation of the transactions contemplated by this Agreement.

              (e) Each of the parties hereto will use its best efforts to make or cause to be made all such filings and submissions as may be required under applicable laws and regulations for the consummation of the transactions contemplated by this Agreement. Sellers and Buyer will coordinate and cooperate with one another in exchanging such information and provide each other such assistance as any other party may reasonably request in connection with the foregoing.

              (f) On the earlier of the Closing Date or the date of payment of the Option Consideration, Buyer will have registered, pursuant to the Securities Act, the offer and sale of shares of Buyer Common Stock to be included in the Purchase Price, if any, will have qualified such shares of Buyer Common Stock for sale under applicable foreign or state securities or "blue sky" laws, and maintained in effect such registrations and qualifications. Such Buyer Common Stock, when delivered, shall be free of any restrictions on resale, other than such restrictions required under federal securities laws.

               (g) The shares of Buyer Common Stock, if any, issuable to the Company pursuant to Section 3.4 shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

               (h) On the Closing Date, the Company will amend its Operating Agreement and all other documents necessary to change its name to any name other than "Marathon Biopharmaceuticals, LLC" or any name similar thereto, shall otherwise cease using the name "Marathon Biopharmaceuticals, LLC" and any similar name thereto in any capacity, and will assign to Buyer all rights in and to the name "Marathon Biopharmaceuticals, LLC."


                                      27.

              (i)  Unless and until this Agreement is terminated pursuant to
Section 10.1, neither the Company nor any of the Members nor any of their respective Affiliates, if any, will directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Purchaser) relating to any transaction involving the sale of all or a substantial portion of the Assets or Properties of the Company, or any membership interests of the Company, or any merger, consolidation, business combination or similar transaction involving the Company (each a "Proposed Acquisition Transaction"). Sellers will immediately notify Buyer if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Buyer of the terms of any proposal which it or its Affiliates, if any, may receive in respect of any such Proposed Acquisition Transaction, including without limitation the identity of the prospective purchaser or soliciting party. Sellers shall also provide Buyer with a copy of any written offer.

              (j) Except as required by applicable law, prior to the Closing, no party shall issue or cause the publication of any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of Buyer and the Company, which consent shall not be unreasonably withheld.

              (k) (i) Buyer and Seller acknowledge and affirm their intention that Buyer shall not assume any liabilities or obligations of the Company to any current or former employee of the Company, other than those persons listed in
Schedule 6.3(k)(i) and as provided in Schedule 3.3. Buyer shall not have any liability or obligation to or in respect of any employee or agent of the Company, including but not limited to any liability or obligation (A) to employ or engage any such employee or agent, (B) arising from such employee or agent's dismissal by the Company or any notice and/or payment in lieu of notice required by applicable law in connection with such dismissal, or (C) in respect of any compensation, tenure, seniority, benefit, or welfare plan or arrangement of any kind.

                  (ii) Schedule 6.3(k)(ii) hereto sets forth a list of all those employees of the Company at the Facility to whom Buyer intends to offer employment (the "Selected Employees"). Buyer shall offer employment to all of the Selected Employees upon such terms and conditions as Buyer shall in its sole discretion determine. At any time prior to the Closing Buyer may, but is in no way obligated to, offer employment to such other employees of the Company whose employment is terminated by Seller, notwithstanding that such employees are not listed on Schedule 6.3(k)(ii) hereto.

              (l) The Company shall take all necessary action to keep the Service Agreement in full force and effect and binding on the parties thereto consistent with its terms, and shall not amend or modify any provisions of the Service Agreement without Buyer's prior written consent. The Company shall not consider Seragen in breach or default of the Service Agreement for any failure of Seragen to perform its obligations under the Service Agreement prior to the Merger Closing and shall forbear from taking any action of whatever nature inconsistent with this Section 6.3(l). After the Merger Closing, Buyer will, or will cause Seragen to, faithfully perform all of its obligations, including payment obligations, to the Company under the terms of the Service Agreement.


                                      28.

              (m) The Company shall not amend, modify or terminate any material contract, agreement, commitment, license or franchise so as to cause an Adverse Effect on the Company or the Purchased Assets.

                                   ARTICLE 7
                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

               The obligations of Sellers to effect the transactions contemplated hereby are subject to the satisfaction, at or before the Closing, of each of the following conditions:

     7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and Buyer shall have performed all agreements and covenants in a timely manner required to be performed by it prior to or on the Closing Date.

     7.2 NO ACTIONS OR PROCEEDINGS. No Actions or Proceedings shall have been instituted or threatened which question the validity or legality of the transactions contemplated hereby.

     7.3   CONSENTS.   All Permits, authorizations, consents, approvals and
waivers from third parties and Governmental or Regulatory Authorities and other Persons necessary or appropriate to permit Buyer to perform their respective obligations hereunder and to consummate the transactions contemplated hereby shall have been obtained. The office of the Attorney General of the Commonwealth of Massachusetts, Public Charities Division ("Massachusetts Attorney General"), shall have approved the transactions contemplated by this Agreement to the reasonable satisfaction of the Company and Mintz Levin and such approval shall be effective as of the Closing Date.

     7.4 CLOSING DELIVERIES. Buyer shall have executed and delivered the documents required to be executed and delivered by Buyer pursuant to
Section 3.8(b) above.

                                   ARTICLE 8
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

               The obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction, at or before the Closing, of each of the following conditions:

     8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Sellers contained in this Agreement shall be true and correct on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and Sellers shall have performed all agreements and covenants in a timely manner required to be performed by them prior to or on the Closing Date.


                                      29.

      8.2 NO ACTIONS OR PROCEEDINGS. No Actions or Proceedings shall have been instituted or threatened which question the validity or legality of the transactions contemplated hereby.

      8.3 CONSENTS. All Permits, authorizations, consents, approvals and waivers from third parties and Governmental or Regulatory Authorities and other Persons necessary or appropriate to permit Sellers to perform their respective obligations hereunder and to consummate the transactions contemplated hereby shall have been obtained, including, without limitation, the continued effectiveness of approvals required from the Massachusetts Attorney General, referred to in Section 7.3 above, to the satisfaction of Buyer and Buyer's counsel.

     8.4 CLOSING DELIVERIES. The Company and the Members shall have executed and delivered the documents required to be executed and delivered by the Company and the Members, respectively, pursuant to Section 3.8(c) above.

                                   ARTICLE 9
                    ACTIONS BY THE PARTIES AFTER THE CLOSING

     9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. The representations, warranties and covenants of Sellers contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement or the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder notwithstanding any investigation, analysis or evaluation by Buyer or its designees of the Purchased Assets, Business, operations or condition (financial or otherwise) of the Company and, where applicable, of the Members, and the Purchase Assets and thereafter the representations and warranties of Sellers shall continue to survive in full force and effect for a period of one (1) year after the Closing Date; provided, however, that (i) the representations and warranties contained in Sections 4.(a) through (e) shall continue to survive indefinitely after the Closing Date; and (ii) the representations and warranties in Section 4.1(u) shall continue to survive after the Closing Date for a period of three (3) years; and (iii) the representations and warranties in Section 4.1(v) shall continue to survive after the Closing Date until the expiration of all applicable statutes of limitations.

     9.2   INDEMNIFICATION.
                             (a) By Sellers. Sellers, jointly and severally,
shall indemnify, defend and hold harmless Buyer, and its officers, directors, employees, agents, successors and assigns (collectively the "Buyer Group") from and against any and all costs, losses (including, without limitation, diminution in value), Liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, clean-up or remedial action, lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the Environment, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by any of the Sellers in or pursuant to this Agreement, (ii) any Excluded Assets or (iii) any Liabilities of the Company on the Closing Date which are not part of the Assumed Liabilities.


                                      30.

              (b) By Buyer. Buyer shall indemnify, defend and hold harmless Sellers and their respective officers, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement or (ii) any liability relating to the Business arising on or after the Closing Date.

              (c) Defense of Claims. If any Action or Proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within thirty (30) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party's cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such Action or Proceeding, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to assume the defense of such Action or Proceeding within fifteen (15) days after receipt of notice thereof pursuant to this Section 9, or (ii) the named parties to such Action or Proceeding include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying party; provided, however, that such Action or Proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Action or Proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 9.2 and for any final judgment (subject to any right of appeal), and



                                      31.

the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

               Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Action or Proceeding under this Section 9.2.

               The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. The indemnifying party shall pay all expenses due under this
Section 9.2 as such expenses become due. In the event such expenses are not so paid, the indemnified party shall be entitled to settle any Action or Proceeding under this Section 9.2 without the consent of the indemnifying party and without waiving any rights the indemnified party may have against the indemnifying party.

              (d)  Tax Indemnification.

                    (i) Notwithstanding anything in this Agreement to the contrary, Sellers, jointly and severally, shall indemnify, defend and hold harmless all members of the Buyer Group for, from and against all Damages arising in respect of any Pre-Closing Period (as defined below) asserted against or incurred by members of the Buyer Group resulting from a breach of the representations or warranties set forth in Section 4.25 above, including the Disclosure Schedule referred to therein and relating to such Section ("Tax Losses").

                    (ii) "Pre-Closing Period" means any taxable period ending on or before the Closing Date, and the portion of any taxable period beginning on or before but ending after the Closing Date which portion begins on the first day of such a taxable period and ends on the Closing Date.

                    (iii) Notwithstanding anything in this Agreement to the contrary, Buyer shall have the right to control any audit or determination by any taxing authority, initiate any claim for refund or amended return, contest, defend against, resolve, and settle any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes or otherwise resolve any issue pertaining to any Tax Losses; provided, however, that Buyer shall consult with Sellers in contesting any proposed adjustment, shall consider any reasonable advice from Sellers concerning such contest and shall not settle any such contest without the prior written consent of Buyer, which shall not be unreasonably withheld. Sellers shall have the right to receive in a timely manner copies of all non-privileged correspondence, records and relevant documentation and to be timely informed of and to attend all meetings with third parties relating to any claimed Tax Losses.

              (e) Limitations on Liability. An indemnified party shall be obligated to provide indemnity under this Article 9 only if and to the extent that the Damages incurred by an indemnified party exceed $150,000 and in no case shall an indemnifying party be obligated to provide indemnity for Damages in excess of $1,000,000. The limitations of this Section 9.2(e)


                                      32.

shall not apply to Damages resulting from fraudulent misrepresentations or Damages incurred under Sections 9.2(a)(iii) or 9.2(b)(ii).

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1   TERMINATION.  This Agreement may be terminated at any time prior to
Closing:

            (a)  by mutual written consent of the parties hereto;

            (b) by the Company, if the Company or any Seller is not in material breach of their respective obligations under this Agreement and (i) any condition precedent to Sellers' obligations hereunder is not satisfied and such condition is not waived by Sellers at or prior to the Closing Date or (ii) there has been a material violation or breach by Buyer of any agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived in writing by Sellers; or

            (c) by Buyer, if Buyer is not in material breach of its obligations under this Agreement and (i) any condition precedent to Buyer's obligations hereunder is not satisfied and such condition is not waived by Buyer at or prior to the Closing Date or (ii) there has been a material violation or breach by any of the Sellers of any agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived in writing by Buyer;

            (d) by Buyer, if there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement, by any governmental entity, which would (i) prohibit Buyer's ownership or operation of all or any portion of the Purchased Assets of the Company or (ii) compel Buyer to dispose of or hold separate all or a portion of the Purchased Assets of the Company as a result of the transactions contemplated by this Agreement;

            (e) by Buyer, if the Company seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the Company within sixty (60) days;

            (f) by the Company, if Buyer seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against Buyer within sixty
(60) days;

            (g) by Buyer or the Company, if the Merger Agreement is terminated;

in which case, Buyer or Sellers, as the case may be, may terminate this Agreement at its or their option by notice to the other party or parties. In the event of the termination of this Agreement as above provided, no party shall have any liability hereunder of any nature whatsoever to any other party, including any liability for Damages; provided, however, that if, at the time of such termination, any party is in default under its obligations hereunder, the party in default shall be liable to the other parties for such default.

                                      33.

            In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing. This Agreement shall terminate automatically if the Closing has not occurred on or prior to January 31, 1999, subject to extension pursuant to the Option Agreement, unless otherwise extended in writing by all parties hereto, provided that such termination will not relieve a party in breach of any of its obligations.

     10.2 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

                        IF TO THE COMPANY, TO:

                        Marathon Biopharmaceuticals, LLC
                        97 South Street
                        Hopkington, MA 01748
                        Facsimile No.:  (508) 497-0777
                        Attention:  President

                        WITH COPIES TO:

                        Mintz Levin Cohn Ferris Glovsky and Popeo PC
                        One Financial Center
                        Boston, MA 02111
                        Facsimile No.:  (617) 542-2241
                        Attention:  Thomas J. Kelly, Esq.

                        Dionne & Gass
                        73 Tremont Street
                        Boston, MA 02108
                        Facsimile No.:  (617) 723-4151
                        Attention:  Richard Dionne, Esq.

                        520 Commonwealth Avenue Real Estate Corp. (see below)



                                      34.

                        IF TO THE MEMBERS, TO:

                        520 Commonwealth Avenue Real Estate Corp.
                        881 Commonwealth Avenue
                        Boston, MA 02115
                        Facsimile No.:  (617) 353-5492
                        Attention:  Kenneth G. Condon, President

                        IF TO BUYER, TO:

                        Ligand Pharmaceuticals Incorporated
                        10275 Science Center Drive
                        San Diego, CA  92121
                        Facsimile No.:  (619) 550-7506
                        Attention:  William L. Respess, Esq.

                        WITH COPIES TO:

                        Brobeck, Phleger & Harrison LLP
                        550 West "C" Street, Suite 1300
                        San Diego, CA  92101
                        Facsimile No.:  (619) 234-1966
                        Attn:  Faye H. Russell, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.2, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     10.3 ENTIRE AGREEMENT. This Agreement (and all Exhibits and Schedules attached hereto, all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect thereto.

     10.4 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                                      35.

     10.5 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     10.6 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 9.2.

     10.7 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void; provided, any party's rights to indemnification under Article 9 may be freely assigned; provided further, Buyer may assign its rights, interests and obligations hereunder to an Affiliate or in connection with the merger of Buyer or the sale of all or substantially all of the assets of the Buyer. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     10.8 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     10.9 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

     10.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

     10.11 CONSENT TO JURISDICTION AND FORUM SELECTION. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be initiated and tried exclusively in the State and Federal courts located in the Commonwealth of Massachusetts. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 10.11. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the Commonwealth of Massachusetts shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in


                                      36.

any action against it as contemplated by this Section 10.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 10.11 of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

     10.12 CONFIDENTIALITY. Each of the parties agrees that, until the Closing, it and its officers, directors, managers, employees, agents, Affiliates and representatives shall maintain the facts surrounding the negotiation of this Agreement, this Agreement, disclosures made herein and hereunder, and the results of investigations and audits conducted hereunder completely confidential and shall not disclose such information to any other Person (except as may be required by law or legal process or as necessary to carry out the terms of this Agreement or to the extent such information becomes public information or generally available to the public through no fault of such party or its Affiliates) without the prior written consent of Buyer and the Company.

     10.13 EXPENSE. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

     10.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]


                                      37.

                        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


                             LIGAND PHARMACEUTICALS INCORPORATED,
                             a Delaware corporation

                             By: /s/   DAVID E. ROBINSON
                                 ----------------------------------------------

                             Name: David E. Robinson
                                   --------------------------------------------

                             Title: President and Chief Executive Officer
                                    -------------------------------------------


                             MARATHON BIOPHARMACEUTICALS, LLC,
                             a Massachusetts limited liability company

                             By:
                                -----------------------------------------------

                             Name:
                                  ---------------------------------------------

                             Title:
                                   --------------------------------------------


                             520 COMMONWEALTH AVENUE REAL ESTATE CORP., a Massachusetts corporation

                             By:
                                -----------------------------------------------

                             Name:
                                  ---------------------------------------------

                             Title:
                                   --------------------------------------------


                             660 CORPORATION, a Massachusetts corporation

                             By:
                                -----------------------------------------------

                             Name:
                                  ---------------------------------------------

                             Title:
                                   --------------------------------------------


                [SIGNATURE PAGE TO THE ASSET PURCHASE AGREEMENT]

                        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


                             LIGAND PHARMACEUTICALS INCORPORATED,
                             a Delaware corporation

                             By:
                                 ----------------------------------------------

                             Name:
                                   --------------------------------------------

                             Title:
                                    -------------------------------------------


                             MARATHON BIOPHARMACEUTICALS, LLC,
                             a Massachusetts limited liability company

                             By:  /s/ KENNETH G. CONDON
                                -----------------------------------------------

                             Name:  Kenneth G. Condon
                                  ---------------------------------------------

                             Title:  Manager
                                   --------------------------------------------


                             520 COMMONWEALTH AVENUE REAL ESTATE CORP., a Massachusetts corporation

                             By:  /s/ KENNETH G. CONDON
                                -----------------------------------------------

                             Name:  Kenneth G. Condon
                                  ---------------------------------------------

                             Title:  President
                                   --------------------------------------------


                             660 CORPORATION, a Massachusetts corporation

                             By:  /s/ KENNETH G. CONDON
                                -----------------------------------------------

                             Name:  Kenneth G. Condon
                                  ---------------------------------------------

                             Title:  Treasurer
                                   --------------------------------------------


                [SIGNATURE PAGE TO THE ASSET PURCHASE AGREEMENT]

                                    EXHIBIT A

                             CERTIFICATE OF OFFICER
                       LIGAND PHARMACEUTICALS INCORPORATED



        This Certificate is delivered pursuant to Section 3.8(b)(ii) of that certain Option and Asset Purchase Agreement (the "Agreement"), dated as of __________________, 199__, by and among Ligand Pharmaceuticals Incorporated ("Buyer"), Marathon Biopharmaceuticals, LLC, 520 Commonwealth Avenue Real Estate Corp. and 660 Corporation. Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement.

        I, ________________________, do hereby certify that I am the duly elected, qualified and acting ______________________ of Buyer and as such, am authorized to execute this Certificate on its behalf, and I further certify that:

        1. All representations and warranties of Buyer contained in the Agreement are true and correct on and as of the date hereof, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and Buyer has performed all agreements and covenants in a timely manner required to be performed by it prior to or on the date hereof.

        2. No Actions or Proceedings have been instituted or threatened which question the validity or legality of the transactions contemplated by the Agreement.

        3. All Permits, authorizations, consents, approvals and waivers from third parties and Governmental or Regulatory Authorities and other Persons necessary or appropriate to permit Buyer to perform its respective obligations hereunder and to consummate the transactions contemplated by the Agreement have been obtained.

        IN WITNESS WHEREOF, I have executed this Certificate as of the Closing Date, this ____ day of ________________, 199__.






                                            ___________________________________
                                            Name:_______________

                                   EXHIBIT B

                                  BILL OF SALE


               THIS BILL OF SALE dated as of May ___, 1998, is being executed and delivered by Marathon Biopharmaceuticals LLC, a Massachusetts limited liability company (the "Company"), 520 Commonwealth Real Estate Corporation, a Massachusetts corporation ("520 Corporation"), and 660 Corporation, a Massachusetts corporation ("660 Corporation," and together with the Company and 520 Commonwealth, the "Sellers"), pursuant to that certain Option and Asset Purchase Agreement dated as of May __, 1998 (the "Purchase Agreement"), by and among Sellers and Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Buyer"). The execution and delivery of this Bill of Sale is a condition to Buyer's obligations under the Purchase Agreement.

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees as follows:

               1. Capitalized terms used herein but not defined herein shall have the meanings assigned such terms in the Purchase Agreement.

               2. Subject to the terms and conditions set forth in the Purchase Agreement, Sellers hereby grant, sell, convey, assign, transfer and deliver to Buyer, and Buyer hereby acquires from Sellers, free and clear of any Encumbrance or adverse claim of any kind whatsoever other than any Permitted Encumbrance, all of the Company's right, title, and interest in and to all assets, properties, rights, leases, fixtures, accessories, claims, contracts and interests of the Company of every kind, type or description, real, personal and mixed, tangible and intangible, wherever located, that are used in or pertain to the Business and operations of the Company (the "Purchased Assets"), including without limitation:

                      (a) the equipment, leasehold improvements, furniture and fixtures, vehicles and other operating assets owned or leased by the Company and used in the Business as set forth in Schedule 3.1(a) to the Purchase Agreement;

                      (b) all customer lists and customer accounts owned by the Company as set forth in Schedule 3.1(b) to the Purchase Agreement;

                      (c) all of the Company's right, title and interest in and to the contracts and agreements set forth in Schedule 3.1(c) to the Purchase Agreement;

                      (d) all Permits issued to or held by the Company necessary or incidental to the conduct of the Business set forth in Schedule 3.1(d) to the Purchase Agreement to the extent transferable;

                      (e) all the operating data, books, files, documents and records of the Company relating to the Business;

                      (f) all prepaid expenses, deposits (other than lease security deposits, if any) and deferred items in effect as of the date hereof and from which Buyer may derive future benefit;

                      (g) all of the Company's rights to the name "Marathon Biopharmaceuticals", all variations thereof and all trademarks, trade names, service marks and goodwill associated therewith; and

                      (h) the goodwill and going concern value of the business of the Company.

               3. Buyer hereby waives compliance by Sellers with the provisions of the bulk transfer laws of any state. Sellers warrant and agree to pay and discharge when due all claims of creditors which could be asserted against Buyer by reason of such noncompliance. Sellers shall indemnify and hold Buyer harmless from, against and in respect of (and shall on demand reimburse Buyer for) any Damages suffered or incurred by Buyer by reason of the failure of Sellers to pay or discharge such claims.

               4. From time to time after the date hereof, Sellers will execute and deliver, or cause its affiliates to execute and deliver, to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Buyer or its counsel in order to vest in the Company all right, title and interest of Seller in and to the Purchased Assets and otherwise in order to carry out the purpose and intent of this Bill of Sale.

               5. Notwithstanding any other provisions of this Bill of Sale to the contrary, nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of rights and remedies, and any of the obligations and indemnifications of Sellers or Buyers set forth in the Purchase Agreement nor shall this Bill of Sale expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Bill of Sale is intended only to effect the transfer of certain property transferred pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

               6. This Bill of Sale may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]

               IN WITNESS WHEREOF, Sellers have caused this Bill of Sale to be executed and delivered on the date and year first written above.

                                     Marathon Biopharmaceuticals, LLC,
                                     a Massachusetts limited liability
                                     company


                                     By:
                                           ------------------------------------

                                     Name:
                                           ------------------------------------

                                     Title:
                                           ------------------------------------


                                     520 Commonwealth Real Estate
                                     Corporation, a Massachusetts
                                     corporation


                                     By:
                                           ------------------------------------

                                     Name:
                                           ------------------------------------

                                     Title:
                                           ------------------------------------


                                     660 Corporation,
                                     a Massachusetts corporation


                                     By:
                                           ------------------------------------

                                     Name:
                                           ------------------------------------

                                     Title:
                                           ------------------------------------


                      [SIGNATURE PAGE TO THE BILL OF SALE]

                                   EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


               This Assignment and Assumption Agreement ("Assignment") is entered into this ____ day of ____, 199__, by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Assignee"), and Marathon
Biopharmaceuticals LLC, a Massachusetts limited liability company, 520 Commonwealth Real Estate Corporation, a Massachusetts corporation and 660 Corporation, a Massachusetts corporation (collectively, the "Assignors").



                                    RECITALS

               WHEREAS, Assignors and Assignee have entered into that certain Option and Asset Purchase Agreement, dated as of May ___, 1998 (the "Purchase Agreement") for the sale by Assignors of the Purchased Assets (as defined in
Section 3.1 of the Purchase Agreement) (initially capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement); and

               WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

               1. ASSIGNMENT AND ASSUMPTION. Assignors hereby agree that, effective as of the Closing, it shall grant, sell, convey, assign, transfer and deliver to Assignee, and Assignee hereby agrees to accept and assume, free and clear of any Encumbrance or adverse claim of any kind whatsoever other than any Permitted Encumbrance, all of Assignors' right, title and interest in and to all the Purchased Assets. Assignors hereby assign, and Assignee hereby assumes, agrees to pay, perform and discharge when due, any liability or obligation with respect to the Assumed Liabilities.

               2. RETAINED LIABILITIES. The parties acknowledge and agree that, except for the Assumed Liabilities, Assignors shall retain and be responsible for all obligations, liabilities, and claims of any nature, accruing, arising out of, or relating to the Assignors (including without limitation any liability or obligation arising out of or relating to any of the Excluded Assets), whether actual or contingent, matured or unmatured, liquidated or unliquidated, or know or unknown (the "Retained Liabilities"). Assignors shall indemnify and hold Assignee harmless from, against and in respect to (and shall reimburse Assignee for) any loss, liability, cost or expenses, including, without limitation, reasonable attorneys' fees, suffered or incurred by Assignee by reason of or resulting from the Retained Liabilities.

               3. ENTIRE AGREEMENT; AMENDMENT. This Assignment, together with the Purchase Agreement, constitutes the entire agreement and understanding between and among the parties hereto with respect to the matters set forth herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between and among them with respect to such matters. Neither this Agreement nor any provisions hereof may be modified, amended or waived except by the written agreement of the parties hereto.

               4. ASSUMPTION OF LIABILITIES. Assignee hereby assumes and hereafter shall pay when due and discharge those liabilities, contracts, commitments and other obligations of Assignor set forth in Schedule 3.3 to the Purchase Agreement.

               5. EFFECT. Notwithstanding any other provisions of this Assignment and Assumption Agreement to the contrary, nothing contained in this Assignment and Assumption Agreement shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of rights and remedies, and any of the obligations and indemnifications of Sellers or Assignee set forth in the Purchase Agreement nor shall this Assignment and Assumption Agreement expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Assignment and Assumption Agreement is intended only to effect the transfer of certain property transferred pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

               6. ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. From time to time after the date hereof, Assignor will execute and deliver, or cause its affiliates to execute and deliver, to Assignee such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Assignee or its counsel in order to vest in Assignee all right, title and interest of Assignor in and to the Purchased Assets and otherwise in order to carry out the purpose and intent of this Assignment and Assumption Agreement.

               7. GOVERNING LAW. This Assignment shall in all respects be construed in accordance with and governed by the laws of the State of Delaware without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the State of Massachusetts in the governing law).

               8. COUNTERPARTS. This Agreement may be executed in any number of counter parts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                           [SIGNATURE PAGE TO FOLLOW]

               IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first written above.

                                   MARATHON BIOPHARMACEUTICALS, LLC,
                                   a Massachusetts corporation

                                   By: __________________________________

                                   Name: ________________________________

                                   Title: _________________________________


                                   520 COMMONWEALTH REAL ESTATE CORPORATION, a Massachusetts corporation

                                   By: _________________________________

                                   Name: _______________________________

                                   Title: ________________________________


                                   660 CORPORATION,
                                   a Massachusetts corporation

                                   By: _________________________________

                                   Name: ______________________________

                                   Title: _______________________________


                                   LIGAND PHARMACEUTICALS INCORPORATED,
                                   a Delaware corporation

                                   By: ________________________________

                                   Name: _____________________________

                                   Title: ______________________________



                 [SIGNATURE PAGE TO THE ASSIGNMENT AND ASSUMPTION AGREEMENT]

                                   EXHIBIT D

                        INTELLECTUAL PROPERTY ASSIGNMENT

               INTELLECTUAL PROPERTY ASSIGNMENT dated as of _______, 199__, by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Assignee"), and Marathon Biopharmaceuticals, LLC, a Massachusetts limited liability company ("Assignor").

               WHEREAS, Assignee, Assignor, 520 Commonwealth Real Estate Corporation, a Massachusetts corporation and 660 Corporation, a Massachusetts corporation, are parties to that certain Option and Asset Purchase Agreement dated as of May __, 1998 (the "Purchase Agreement").

               WHEREAS, the execution and delivery of this Intellectual Property Assignment is a condition precedent to Assignee's obligations under the Purchase Agreement.

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               1. Assignor assigns to Assignee, and Assignee hereby accepts such assignment of, Assignor's entire right, title and interest in and to all of Assignor's intellectual property, all patents, patent applications, and patent licenses (including, without limitation, as set forth on Exhibit "A" hereto), all trademarks and trademark applications (including, without limitation, as set forth on Exhibit "A" hereto) and all copyrights and copyright applications (including, without limitation, as set forth on Exhibit "A" hereto); all registrations and applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, technical and computer data, documentation and software, financial, business and marketing plans, consumer and supplier lists and related information, marketing and promotional materials and all other information, know-how and intellectual property rights and all tangible embodiments thereof of Assignor or utilized by the Business; all income, royalties, damages and payments due as of the date hereof or thereafter with respect to any of the foregoing and all other rights with respect thereto (including, without limitation, rights to damages and payments for past, present or future infringements or misappropriations thereof) in all countries (collectively, "Intellectual Property") and the goodwill of the business and operations of Marathon (the "Business") associated with the Intellectual Property.

               2. The rights, title and interest assigned under Section 1 above shall be for Assignee's own use and enjoyment, and for the use and enjoyment of Assignee's successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by the Assignor if this assignment and sale had not been made.

               3. Assignor authorizes and requests the Commissioner of Patents and Trademarks of the United States, and an official of any country or countries foreign to the United States, whose duty it is to register patents, trademarks or copyrights, to record Assignee as the assignee and owner of the Intellectual Property.

               4. Concurrently with the execution of this Intellectual Property Assignment,

Assignor shall deliver the original papers, applications, and other official documents relating to all patents and trademarks, and other Intellectual Property, assigned under Section 1 above.

               5. Assignor hereby represents and warrants that all rights, title, and interest assigned under Section 1 above are free and clear of any liens and encumbrances and that Assignor has not executed and will not execute any agreement or other instrument in conflict herewith.

               6. Assignor hereby covenants and agrees that it shall cease and refrain from all use of all rights, title, and interests assigned under Section 1 above in all countries of the world as of the date hereof.

               7. Assignor hereby appoints Assignee as Assignor's attorney-in-fact, irrevocably and coupled with an interest, to executive, acknowledge, deliver and record any documents or instruments necessary to effect the assignment contemplated under Section 1.

               8. With respect to the Intellectual Property, Assignor will, from and after the Closing (i) use its best efforts to keep such Intellectual Property confidential, including continuing to protect the confidential nature of such Intellectual Property as if the sale provided for in the Purchase Agreement had not occurred, (ii) not disclose the Intellectual Property to any third party and (iii) not use the Intellectual Property. Assignor's obligations of confidentiality and nondisclosure shall not apply to Intellectual Property which (a) as of the Date hereof, was generally available to the public; (b) after the date hereof, becomes generally available to the public through no act or omission on the part of Assignor; or (c) is hereafter received on a non-confidential basis by Assignors from a third party who has the lawful right to disclose such Intellectual Property on such basis.

               9. From time to time after the date hereof, Assignor will execute and deliver, or cause its affiliates to execute and deliver, to Assignee such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by Assignee or its counsel in order to vest in Assignee all right, title and interest of Assignor in and to the Purchased Assets and otherwise in order to carry out the purpose and intent of this Intellectual Property Assignment.

               10. Notwithstanding any other provisions of this Intellectual Property Assignment to the contrary, nothing contained in this Intellectual Property Assignment shall in any way superseded, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations, or in general any of the rights and remedies, and any of the obligations and indemnifications of Assignor or Assignee set forth in the Purchase Agreement nor shall this Intellectual Property Assignment expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Intellectual Property Assignment is intended only to effect the transfer of certain property transferred pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

               11. This Intellectual Property Assignment shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns.

               12. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers.



        If to the Company:

               Ligand Pharmaceuticals Incorporated
               10275 Science Center Drive
               San Diego, CA  92121
               Attn:  William L. Respess, Esq.
               Fax: (619) 550-7506

        with copies to:

               Brobeck, Phleger & Harrison LLP
               550 West "C" Street, Suite 1300
               San Diego, CA 92101
               Facsimile No.: (619) 234-1966


        If to Marathon:

               Marathon Biopharmaceuticals LLC
               97 South Street
               Hopkinton, MA 07418
               Attn:  Secretary

        with copies to:

               ---------------------------
               ---------------------------
               Mintz Levin Cohn Ferris Glovsky and Popeo PC
               One Financial Center
               Boston, MA 02111

               13. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. This Agreement may be amended or modified only by a writing executed by both parties.

               14. This Intellectual Property Assignment shall in all respects be construed in accordance with and governed by the laws of the State of Delaware without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the State of Delaware in the governing law).

               15. This Intellectual Property Assignment may be executed by the parties herein in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together shall constitute one and the same instrument.



                           [SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                     LIGAND PHARMACEUTICALS INCORPORATED, a
                                     Delaware corporation


                                     By:
                                           ------------------------------------

                                     Name:
                                           ------------------------------------

                                     Title:
                                           ------------------------------------

                                     MARATHON BIOPHARMACEUTICALS, LLC, a
                                     Massachusetts limited liability company

                                     By:
                                           ------------------------------------

                                     Name:
                                           ------------------------------------

                                     Title:
                                           ------------------------------------

STATE OF                            )
                                    )       ss
COUNTY OF                           )

               On                     , 1997, before me personally appeared

                                 , personally known to me (or proved to me on
the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.



                                         -----------------------------------
                                                    Notary Public


STATE OF                            )
                                    )       ss
COUNTY OF                           )

               On                     , 1997, before me personally appeared

                                 , personally known to me (or proved to me on
the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.



                                        -------------------------------------
                                                   Notary Public

                                    Exhibit A

                                    EXHIBIT E


                             CERTIFICATE OF MANAGER
                        MARATHON BIOPHARMACEUTICALS, LLC



        This Certificate is delivered pursuant to Section 3.8(c)(vii) of that certain Option and Asset Purchase Agreement (the "Agreement"), dated as of __________________, 199__, by and among Ligand Pharmaceuticals Incorporated, Marathon Biopharmaceuticals, LLC (the "Company"), 520 Commonwealth Avenue Real Estate Corp. and 660 Corporation. Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement.

        I, _____________________, do hereby certify that I am the duly elected, qualified and acting Manager of the Company and as such, am authorized to execute this Certificate on its behalf, and I further certify that:

        1.     I have custody and control of the records of the Company.

        2. Attached hereto as Attachment 1 is a true and correct copy of the Operating Agreement of the Company in full force and effect as of the date hereof.

        3. Attached hereto as Attachment 2 is a true and correct copy of the Certificate of Organization of the Company as filed with the Secretary of the Commonwealth of Massachusetts. No filing has been made with such authority since the date of thereof and no other filing is pending.


               IN WITNESS WHEREOF, I have executed this Certificate as of the Closing Date, this ____ day of ________________, 199__.





                                            ___________________________________
                                            Name:_______________

                                   EXHIBIT F-1

                             CERTIFICATE OF OFFICER
                    520 COMMONWEALTH AVENUE REAL ESTATE CORP.


        This Certificate is delivered pursuant to Section 3.8(c)(vi) of that certain Option and Asset Purchase Agreement (the "Agreement"), dated as of __________________, 199__, by and among Ligand Pharmaceuticals Incorporated, Marathon Biopharmaceuticals, LLC, 520 Commonwealth Avenue Real Estate Corp. ("Member") and 660 Corporation. Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement.

        I, _________________, do hereby certify that I am the duly elected, qualified and acting _________________ of Member and as such, am authorized to execute this Certificate on its behalf, and I further certify that:

        1. All representations and warranties of Member contained in the Agreement are true and correct on and as of the date hereof, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and Member has performed all agreements and covenants in a timely manner required to be performed by it prior to or on the date hereof.

        2. No Actions or Proceedings have been instituted or threatened which question the validity or legality of the transactions contemplated by the Agreement.

               IN WITNESS WHEREOF, I have executed this Certificate as of the Closing Date, this ____ day of ________________, 199__.





                                            ___________________________________
                                            Name:_______________

                                   EXHIBIT F-2

                             CERTIFICATE OF OFFICER
                                 660 CORPORATION



        This Certificate is delivered pursuant to Section 3.8(c)(vi) of that certain Option and Asset Purchase Agreement (the "Agreement"), dated as of __________________, 199__, by and among Ligand Pharmaceuticals Incorporated, Marathon Biopharmaceuticals, LLC, 520 Commonwealth Avenue Real Estate Corp. and 660 Corporation ("Member"). Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement.

        I, _________________, do hereby certify that I am the duly elected, qualified and acting _________________ of Member and as such, am authorized to execute this Certificate on its behalf, and I further certify that:

        1. All representations and warranties of Member contained in the Agreement are true and correct on and as of the date hereof, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), and Member has performed all agreements and covenants in a timely manner required to be performed by it prior to or on the date hereof.

        2. No Actions or Proceedings have been instituted or threatened which question the validity or legality of the transactions contemplated by the Agreement.

               IN WITNESS WHEREOF, I have executed this Certificate as of the Closing Date, this ____ day of ________________, 199__.






                                            ___________________________________
                                            Name:_______________

                                    EXHIBIT G


                             CERTIFICATE OF MANAGER
                        MARATHON BIOPHARMACEUTICALS, LLC



        This Certificate is delivered pursuant to Section 3.8(c)(vii) of that certain Option and Asset Purchase Agreement (the "Agreement"), dated as of __________________, 199__, by and among Ligand Pharmaceuticals Incorporated, Marathon Biopharmaceuticals, LLC (the "Company"), 520 Commonwealth Avenue Real Estate Corp. and 660 Corporation. Capitalized terms used herein without definition shall have the same meaning as set forth in the Agreement.

        I, _____________________, do hereby certify that I am the duly elected, qualified and acting Manager of the Company and as such, am authorized to execute this Certificate on its behalf, and I further certify that:

        1.     I have custody and control of the records of the Company.

        2. Attached hereto as Attachment 1 is a true and correct copy of the Operating Agreement of the Company in full force and effect as of the date hereof.

        3. Attached hereto as Attachment 2 is a true and correct copy of the Certificate of Organization of the Company as filed with the Secretary of the Commonwealth of Massachusetts. No filing has been made with such authority since the date of thereof and no other filing is pending.


               IN WITNESS WHEREOF, I have executed this Certificate as of the Closing Date, this ____ day of ________________, 199__.






                                            ___________________________________
                                            Name:_______________